Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $75.1 MILLION; DECLARES CASH DIVIDEND

NORWICH, NY (January 26, 2015) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the year ended December 31, 2014 of $75.1 million, up from $61.7 million from the prior year.  2013 included the impact of the acquisition of Alliance Financial Corporation (“Alliance”) results from March 8, 2013, including $12.4 million in merger expenses and 2014 results included Alliance for the full year.  Reported earnings per diluted share for the year ended December 31, 2014 was $1.69 as compared to $1.46 for 2013.

Core net income for the year ended December 31, 2014 was $75.8 million, up 8.5% from $69.9 million for 2013.  Core diluted earnings per share for the year ended December 31, 2014 was $1.71, up from $1.65 for the prior year.

Reported net income for the three months ended December 31, 2014 was $18.5 million, up from $17.9 million for the same period last year.  Reported diluted earnings per share for the three months ended December 31, 2014 was $0.42, up from $0.41 for the same period last year.

Core net income for the three months ended December 31, 2014 was $18.5 million, up from $18.4 million for the same period in 2013.  Core diluted earnings per share for the three months ended December 31, 2014 was $0.42, equivalent to the same period last year.

The reported results for the years ending 2014 and 2013 and certain quarters in 2014 and 2013 contained items which the Company considers non-core, such as gain on the sale of the Springstone equity investment, prepayment penalties on long-term debt restructure, merger expenses, securities gains, and other items not considered core to our operations.

2014 Highlights:

•	Recorded record net income of $75.1 million in 2014

•	Second highest level of core diluted earnings per share in the company’s history at $1.71

•	Improvement in asset quality indicators
o	Nonperforming loans to total loans improved to 0.82% at December 31, 2014 from 0.99% at December 31, 2013
o	Past due loans to total loans improved to 0.69% at December 31, 2014 from 0.77% at December 31, 2013
o	Net charge-offs to average loans improved to 0.41% for 2014 from 0.44% in 2013

•	Continued our strategic expansion in New England in 2014 with new locations in Pittsfield, Ma., Rutland, Vt. and most recently Portland, Me. with the opening of our Maine Regional Headquarters

“With our 2014 results, we achieved record net income and the second highest level of core earnings per share in NBT’s history,” said NBT President and CEO Martin Dietrich. “We continue to be encouraged by the strong earnings we deliver as we manage the company for the long-term value of our shareholders, making strategic investments in our people, technology and new markets. Recently, we established our presence in a sixth state with the opening of our Maine Regional Headquarters in Portland with a focus on serving the needs of commercial banking clients. We’re excited about what we’ve built and continue to build in New England where we now have 16 locations in four states. Good financial results, strong asset quality, opportunities for organic growth and our ongoing focus on enhancing the service we deliver to customers are some of the many reasons we remain confident that NBT is well positioned to continue to achieve success in the future.”

Net interest income was $251.9 million for the year ended December 31, 2014, up 5.8% from 2013.  Fully taxable equivalent (“FTE”) net interest margin was 3.61% for the year ended December 31, 2014, down from 3.66% for 2013.  Average interest earning assets were up $450.9 million, or 6.8%, for the year ended December 31, 2014 as compared to the same period in 2013.  This increase was driven primarily by the acquisition of Alliance in March 2013 as well as organic loan production during the past several quarters.  The net interest impact from the increase in average interest earning assets was partially offset by rate compression on earning assets, as their yield decreased from 4.12% during the year ended December 31, 2013 to 3.94% for 2014.  This rate compression was driven primarily by decreasing loan yields from 4.69% in 2013 to 4.42% for 2014.  As a result of the increase in average earning assets, interest income was up 2.4% for the year ended December 31, 2014 as compared to 2013.  Average interest bearing liabilities increased $211.5 million, or 4.3%, for the year ended December 31, 2014 as compared to 2013.  This increase was due primarily to an increase in deposits resulting from organic deposit growth as well as the aforementioned acquisition of Alliance.  The rates paid on interest bearing liabilities for 2014 decreased by 17 basis points from 2013.  This decrease was primarily driven by a decrease of 8 basis points in rates paid on deposits from improved funding mix as well as a 55 basis point decrease in the rate paid on long-term debt due primarily to maturity of long-term debt in the prior year, as well as the debt restructuring completed in the third quarter of 2014.

Net interest income was $64.0 million for the fourth quarter of 2014, up slightly from the previous quarter, and up 3.2% from the same period last year.  FTE net interest margin was 3.61% for the three months ended December 31, 2014, equivalent to the previous quarter and the fourth quarter of 2013.  Average interest earning assets were up marginally for the fourth quarter of 2014 as compared to the prior quarter, and up $200.7 million, or 2.9%, from the same period in 2013, driven primarily by organic loan production.  The net interest impact from the increase in average interest earning assets over the same period last year was partially offset by slight rate compression on earning assets, which decreased from 4.02% during the fourth quarter of 2013 to 3.92% for the fourth quarter of 2014.  This rate compression was driven primarily by decreasing loan yields from 4.54% for the fourth quarter of 2013 to 4.37% for the fourth quarter of 2014.  Average interest bearing liabilities decreased $45.2 million, or 0.9%, from the third quarter of 2014 to the fourth quarter of 2014, while the rates paid on interest bearing liabilities decreased by 1 basis point over the same period.  This net interest impact from the decrease in average interest bearing liabilities was driven primarily by a decrease in short term borrowings, partially offset by an increase in money market deposit accounts.  Average interest bearing liabilities were relatively flat for the fourth quarter of 2014, as compared with the same period in 2013.  Average long-term debt decreased $178.0 million from the fourth quarter of 2013 to the fourth quarter of 2014 resulting from the 2014 debt restructuring, as $165 million of borrowings were paid down and replaced with brokered deposits.  The rates paid on interest bearing liabilities decreased by 13 basis points from the fourth quarter of 2013 to the fourth quarter of 2014 due in large part to the aforementioned 2014 debt restructuring, which resulted in a 73 basis point decrease in the rate paid on long-term debt over the same period.   The decrease in average long-term debt balances combined with the decrease in the rates paid on long-term debt resulted in a $1.7 million decrease in long-term debt expense from the fourth quarter of 2013 to the fourth quarter of 2014.

Noninterest income for the year ended December 31, 2014 was $126.0 million, up $22.8 million, or 22.1%, from the year ended December 31, 2013.  The increase from 2013 was primarily driven by the previously disclosed sale of our ownership interest in Springstone recorded in the second quarter of 2014.  Excluding this non-core gain, noninterest income for the year ended December 31, 2014 was $106.6 million, up $3.4 million, or 3.3%, from 2013.  This increase from 2013 was due primarily to increases in trust and ATM and debit card fees, due in large part to the full impact from Alliance in 2014.   In addition, bank owned life insurance income was up approximately $1.6 million over 2013 due to death benefits recorded in 2014.  These increases were partially offset by a $1.4 million decrease in service charges on deposit accounts from 2013 and net securities gains totaling $1.4 million recorded in 2013.  The decrease in service charges on deposit accounts from the prior year was primarily the result of lower nonsufficient funds fees recorded during 2014 due to changes in customer behavior, improving macroeconomic conditions, and continued customer outreach and education.

Noninterest income for the three months ended December 31, 2014 was $27.0 million, up $0.4 million from the previous quarter, and up $1.7 million from the same period in 2013.  The increase from 2013 was primarily driven by increases in several categories including bank owned life insurance income due to death benefits recorded in the fourth quarter of 2014, insurance and other financial services revenue, ATM and debit card fees, and retirement plan administration fees.

Noninterest expense for the year ended December 31, 2014 was $246.1 million, up $17.1 million from 2013.  Excluding the non-core $17.9 million prepayment penalties in 2014 and the non-core merger related expenses totaling $12.4 million in 2013, noninterest expense for the year ended December 31, 2014 was $228.2 million, up $11.6 million, or 5.4% from 2013.  This increase from 2013 was due primarily to 2014 including the full twelve months of Alliance occupancy, salaries and employee benefits, data processing, professional fees, and equipment expenses.  In addition, the increase in salaries and benefits in 2014 included incremental incentive compensation related to the Springstone transaction, partially offset by lower retirement plan expenses due mainly to plan asset performance and a previous plan amendment.

Noninterest expense for the three months ended December 31, 2014 was $56.7 million, down $12.3 million from the previous quarter, and up $1.3 million from the same period in 2013.  The decrease from the prior quarter was primarily due to the aforementioned prepayment penalties totaling $13.3 million recorded during the third quarter of 2014.  Excluding these non-core prepayment penalties, noninterest expense for the three months ended December 31, 2014 was up $1.0 million, or 1.8%, from the previous quarter.  Salaries and employee benefits were up approximately $1.1 million for the fourth quarter of 2014 compared with the previous quarter primarily due to higher incentive compensation and medical expenses incurred.

Asset Quality

Net charge-offs were $9.9 million for the three months ended December 31, 2014, up from $5.1 million for the prior quarter, and up from $5.9 million from the three months ended December 31, 2013.  This increase was due primarily to a $3.0 million partial charge-off of an acquired commercial credit during the fourth quarter of 2014 all of which was previously reserved for in prior quarters.  NBT recorded a provision for loan losses of $6.9 million for the three months ended December 31, 2014, up from $4.9 million for the prior quarter, and up from $5.2 million for the fourth quarter of 2013.

Net charge-offs were $22.6 million for the year ended December 31, 2014, up slightly from $22.3 million for the year ended December 31, 2013.  Net charge-offs to average loans for the year ended December 31, 2014 was 0.41%, compared to 0.44% for last year.  For the originated portfolio, net charge-offs to average loans for the year ended December 31, 2014 was 0.38%, compared to 0.51% for last year.  NBT recorded a provision for loan losses of $19.5 million for the year ended December 31, 2014, compared with $22.4 million for 2013.  This decrease was due primarily to general improvement in asset quality in 2014.

Nonperforming loans to total loans was 0.82% at December 31, 2014, down 16 bps from the prior quarter, and down 17 bps from December 31, 2013.  The decrease from the prior quarter and 2013 was due primarily to the aforementioned commercial loan charge-off, the return of one large, nonperforming commercial loan to accruing status, and the transfer of one large commercial real estate loan to other real estate owned (“OREO”) during the fourth quarter of 2014.  Past due loans as a percentage of total loans were 0.69% at December 31, 2014 as compared to 0.65% at September 30, 2014, and 0.77% at December 31, 2013.

The allowance for loan losses totaled $66.4 million at December 31, 2014, compared to $69.3 million at September 30, 2014 and $69.4 million at December 31, 2013.  This decrease from September 30, 2014 was due primarily to the aforementioned acquired commercial loan charge-off in the fourth quarter of 2014 that was specifically reserved for in prior quarters.  The allowance for loan losses as a percentage of loans was 1.19% (1.31% excluding acquired loans with no related allowance recorded) at December 31, 2014, compared to 1.24% (1.38% excluding acquired loans with no related allowance recorded) at September 30, 2014 and 1.28% (1.55% excluding acquired loans with no related allowance recorded) at December 31, 2013.  The decrease in the allowance for loan losses as a percentage of loans from the prior year was due primarily to continued improving asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $7.8 billion at December 31, 2014, up $145.8 million, or 1.9% from December 31, 2013.  Loans were $5.6 billion at December 31, 2014, up $188.5 million from December 31, 2013, due to loan growth during 2014.  Total deposits were $6.3 billion at December 31, 2014, up $409.4 million, or 7.0%, from December 31, 2013, primarily due to deposit growth and the aforementioned debt restructure.  Stockholders’ equity was $864.2 million, representing a total equity-to-total assets ratio of 11.08% at December 31, 2014, compared with $816.6 million or a total equity-to-total assets ratio of 10.67% at December 31, 2013.

Stock Repurchase Program

The Company purchased 3,288 shares of its common stock during the year ended December 31, 2014 at an average price of $22.02 per share under a previously announced plan which expired on December 31, 2014.  As of December 31, 2014, there were 1,000,000 shares available for repurchase under a plan authorized on October 27, 2014, which expires on December 31, 2016.

Dividend

The NBT Board of Directors declared a 2015 first-quarter cash dividend of $0.21 per share at a meeting held today.  The dividend will be paid on March 13, 2015 to shareholders of record as of February 27, 2015.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.8 billion at December 31, 2014.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in upstate New York, northeastern Pennsylvania, northwestern Vermont, western Massachusetts, southern New Hampshire, and southern Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2014				2013
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$18,513	$10,912	$27,640	$18,009	$17,925
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(22)	(25)	(9)	(5)	(9)
Adj: Other adjustments (net of tax) (1)	11	83	(315)	430	402
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	-	-	(11,168)	-	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	-	8,833	2,925	-	-
Plus: Merger related expenses (net of tax)	-	-	-	-	59
Total Adjustments	(11)	8,891	(8,567)	425	452
Core net income	$18,502	$19,803	$19,073	$18,434	$18,377

Profitability:
Core Diluted Earnings Per Share	$0.42	$0.45	$0.43	$0.42	$0.42
Diluted Earnings Per Share	$0.42	$0.25	$0.62	$0.41	$0.41
Weighted Average Diluted
Common Shares Outstanding	44,535,274	44,405,357	44,363,787	44,296,445	44,121,102
Core Return on Average Assets (2)	0.94%	1.01%	0.99%	0.98%	0.96%
Return on Average Assets (2)	0.94%	0.55%	1.43%	0.95%	0.94%
Core Return on Average Equity (2)	8.45%	9.19%	9.06%	9.02%	9.04%
Return on Average Equity (2)	8.46%	5.06%	13.12%	8.81%	8.81%
Core Return on Average Tangible Common Equity (2)(4)	13.08%	14.35%	14.27%	14.48%	14.77%
Return on Average Tangible Common Equity (2)(4)	13.09%	8.15%	20.43%	14.16%	14.42%
Net Interest Margin (2)(3)	3.61%	3.61%	3.60%	3.63%	3.61%

Twelve Months Ended December 31,

Reconciliation of Non-GAAP Financial Measures:	2014	2013
Reported net income (GAAP)	$75,074	$61,747
Adj: Gain on sale of securities, net (net of tax)	(61)	(990)
Adj: Other adjustments (net of tax) (6)	209	512
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	(11,168)	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	11,758	-
Plus: Merger related expenses (net of tax)	-	8,588
Total Adjustments	738	8,110
Core net income	$75,812	$69,857

Profitability:
Core Diluted Earnings Per Share	$1.71	$1.65
Diluted Earnings Per Share	$1.69	$1.46
Weighted Average Diluted
Common Shares Outstanding	44,394,560	42,350,580
Core Return on Average Assets (2)	0.98%	0.96%
Return on Average Assets (2)	0.97%	0.85%
Core Return on Average Equity (2)	8.92%	9.16%
Return on Average Equity (2)	8.84%	8.09%
Core Return on Average Tangible Common Equity (2)(5)	14.03%	14.76%
Return on Average Tangible Common Equity (2)(5)	13.90%	13.11%
Net Interest Margin (2)(3)	3.61%	3.66%

(1) Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2013
(2) Annualized
(3) Calculated on a Fully Tax Equivalent (“FTE”) basis
(4) Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2014				2013
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Average stockholders' equity	$868,634	$855,164	$844,707	$828,588	$806,791
Less: average goodwill and other intangibles	284,743	285,993	287,366	290,019	291,659
Average tangible common equity	$583,891	$569,171	$557,341	$538,569	$515,132

(5) Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2014	2013
Average stockholders' equity	$849,465	$763,026
Less: average goodwill and other intangibles	287,013	269,683
Average tangible common equity	$562,452	$493,343

(6) Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2013.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2014				2013
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance Sheet Data:
Securities Available for Sale	$1,013,171	$1,044,502	$1,378,799	$1,377,585	$1,364,881
Securities Held to Maturity	454,361	459,620	125,965	117,896	117,283
Net Loans	5,528,912	5,517,757	5,504,954	5,412,591	5,337,361
Total Assets	7,797,926	7,867,031	7,869,512	7,753,129	7,652,175
Total Deposits	6,299,605	6,314,939	6,042,588	6,068,898	5,890,224
Total Borrowings	548,943	607,889	886,799	766,753	866,061
Total Liabilities	6,933,745	7,009,591	7,012,371	6,920,927	6,835,606
Stockholders' Equity	864,181	857,440	857,141	832,202	816,569

Asset Quality:
Nonaccrual Loans	$41,074	$50,531	$51,234	$51,464	$49,965
90 Days Past Due and Still Accruing	4,941	4,022	2,186	2,700	3,737
Total Nonperforming Loans	46,015	54,553	53,420	54,164	53,702
Other Real Estate Owned	3,964	1,497	1,953	2,564	2,904
Total Nonperforming Assets	49,979	56,050	55,373	56,728	56,606
Allowance for Loan Losses	66,359	69,334	69,534	69,434	69,434

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.19%	1.24%	1.25%	1.27%	1.28%
Total Nonperforming Loans to Total Loans	0.82%	0.98%	0.96%	0.99%	0.99%
Total Nonperforming Assets to Total Assets	0.64%	0.71%	0.70%	0.73%	0.74%
Allowance for Loan Losses to Total Nonperforming Loans	144.21%	127.09%	130.16%	128.19%	129.29%
Past Due Loans to Total Loans	0.69%	0.65%	0.57%	0.57%	0.77%
Net Charge-Offs to Average Loans (3)	0.70%	0.36%	0.30%	0.27%	0.44%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.36%	1.38%	1.44%	1.51%	1.55%
Nonperforming Loans to Loans	0.72%	0.83%	0.81%	0.82%	0.84%
Allowance for Loan Losses to Nonperforming Loans	187.88%	166.69%	177.01%	183.29%	184.96%
Past Due Loans to Loans	0.73%	0.70%	0.59%	0.62%	0.83%

Capital:
Equity to Assets	11.08%	10.90%	10.89%	10.73%	10.67%
Book Value Per Share	$19.69	$19.62	$19.61	$19.09	$18.77
Tangible Book Value Per Share (2)	$13.22	$13.09	$13.06	$12.48	$12.09
Tier 1 Leverage Ratio	9.39%	9.20%	9.23%	9.05%	8.93%
Tier 1 Capital Ratio	12.32%	12.03%	11.95%	11.81%	11.74%
Total Risk-Based Capital Ratio	13.50%	13.26%	13.20%	13.06%	12.99%
Common Stock Price (End of Period)	$26.27	$22.52	$24.02	$24.46	$25.90

(1) Excludes acquired loans
(2) Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3) Annualized

Note: Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	December 31, 2014	December 31, 2013
Cash and due from banks	$139,635	$157,625
Short term interest bearing accounts	7,001	1,301
Securities available for sale, at fair value	1,013,171	1,364,881
Securities held to maturity (fair value of $454,994 and $113,276 at December 31, 2014 and December 31, 2013, respectively)	454,361	117,283
Trading securities	7,793	5,779
Federal Reserve and Federal Home Loan Bank stock	32,626	46,864
Loans	5,595,271	5,406,795
Less allowance for loan losses	66,359	69,434
Net loans	5,528,912	5,337,361
Premises and equipment, net	89,258	88,327
Goodwill	263,634	264,997
Intangible assets, net	20,317	25,557
Bank owned life insurance	114,251	114,966
Other assets	126,967	127,234
TOTAL ASSETS	$7,797,926	$7,652,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,838,622	$1,645,641
Savings, NOW, and money market	3,417,160	3,223,441
Time	1,043,823	1,021,142
Total deposits	6,299,605	5,890,224
Short-term borrowings	316,802	456,042
Long-term debt	130,945	308,823
Junior subordinated debt	101,196	101,196
Other liabilities	85,197	79,321
Total liabilities	6,933,745	6,835,606

Total stockholders' equity	864,181	816,569

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,797,926	$7,652,175

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Interest, fee and dividend income:
Loans	$61,577	$61,173	$243,324	$238,672
Securities available for sale	5,000	6,707	24,464	25,510
Securities held to maturity	2,357	783	5,261	2,660
Other	480	518	2,032	1,881
Total interest, fee and dividend income	69,414	69,181	275,081	268,723
Interest expense:
Deposits	3,856	3,845	13,638	16,290
Short-term borrowings	143	174	845	515
Long-term debt	846	2,559	6,555	11,755
Junior subordinated debt	545	545	2,165	2,084
Total interest expense	5,390	7,123	23,203	30,644
Net interest income	64,024	62,058	251,878	238,079
Provision for loan losses	6,892	5,166	19,539	22,424
Net interest income after provision for loan losses	57,132	56,892	232,339	215,655
Noninterest income:
Insurance and other financial services revenue	6,007	5,761	24,517	24,447
Service charges on deposit accounts	4,656	4,996	17,941	19,307
ATM and debit card fees	4,266	3,996	17,135	15,558
Retirement plan administration fees	2,962	2,796	12,129	11,497
Trust	4,793	4,725	18,950	16,682
Bank owned life insurance income	1,894	1,145	5,349	3,793
Net securities gains	33	13	92	1,426
Gain on the sale of Springstone investment	-	-	19,401	-
Other	2,435	1,870	10,513	10,505
Total noninterest income	27,046	25,302	126,027	103,215
Noninterest expense:
Salaries and employee benefits	30,058	28,106	119,667	113,580
Occupancy	5,256	5,262	22,128	20,720
Data processing and communications	4,092	3,985	16,137	15,353
Professional fees and outside services	3,564	3,969	14,426	13,309
Equipment	3,211	3,013	12,658	11,493
Office supplies and postage	1,762	1,677	6,983	6,563
FDIC expenses	1,302	1,272	4,944	4,960
Advertising	963	759	2,831	3,204
Amortization of intangible assets	1,226	1,324	5,047	4,872
Loan collection and other real estate owned	702	594	3,248	2,619
Merger related	-	88	-	12,364
Prepayment penalties on long-term debt	-	-	17,902	-
Other operating	4,607	5,437	20,092	19,890
Total noninterest expense	56,743	55,486	246,063	228,927
Income before income taxes	27,435	26,708	112,303	89,943
Income taxes	8,922	8,783	37,229	28,196
Net income	$18,513	$17,925	$75,074	$61,747
Earnings Per Share:
Basic	$0.42	$0.41	$1.71	$1.47
Diluted	$0.42	$0.41	$1.69	$1.46

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2014				2013
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Loans	$61,577	$61,173	$60,559	$60,015	$61,173
Securities available for sale	5,000	6,095	6,612	6,757	6,707
Securities held to maturity	2,357	1,353	783	768	783
Other	480	513	502	537	518
Total interest, fee and dividend income	69,414	69,134	68,456	68,077	69,181
Interest expense:
Deposits	3,856	3,498	3,000	3,284	3,845
Short-term borrowings	143	262	209	231	174
Long-term debt	846	1,067	2,135	2,507	2,559
Junior subordinated debt	545	544	538	538	545
Total interest expense	5,390	5,371	5,882	6,560	7,123
Net interest income	64,024	63,763	62,574	61,517	62,058
Provision for loan losses	6,892	4,885	4,166	3,596	5,166
Net interest income after provision for loan losses	57,132	58,878	58,408	57,921	56,892
Noninterest income:
Insurance and other financial services revenue	6,007	6,179	5,594	6,737	5,761
Service charges on deposit accounts	4,656	4,519	4,397	4,369	4,996
ATM and debit card fees	4,266	4,440	4,357	4,072	3,996
Retirement plan administration fees	2,962	3,272	2,977	2,918	2,796
Trust	4,793	4,758	4,953	4,446	4,725
Bank owned life insurance income	1,894	1,095	978	1,382	1,145
Net securities gains	33	38	14	7	13
Gain on the sale of Springstone investment	-	-	19,401	-	-
Other	2,435	2,376	3,356	2,346	1,870
Total noninterest income	27,046	26,677	46,027	26,277	25,302
Noninterest expense:
Salaries and employee benefits	30,058	28,933	31,142	29,534	28,106
Occupancy	5,256	5,211	5,435	6,226	5,262
Data processing and communications	4,092	4,029	4,015	4,001	3,985
Professional fees and outside services	3,564	3,695	3,752	3,415	3,969
Equipment	3,211	3,199	3,132	3,116	3,013
Office supplies and postage	1,762	1,733	1,803	1,685	1,677
FDIC expenses	1,302	1,135	1,229	1,278	1,272
Advertising	963	403	726	739	759
Amortization of intangible assets	1,226	1,275	1,236	1,310	1,324
Loan collection and other real estate owned	702	705	801	1,040	594
Merger	-	-	-	-	88
Prepayment penalties on long-term debt	-	13,348	4,554	-	-
Other operating	4,607	5,401	4,911	5,173	5,437
Total noninterest expense	56,743	69,067	62,736	57,517	55,486
Income before income taxes	27,435	16,488	41,699	26,681	26,708
Income taxes	8,922	5,576	14,059	8,672	8,783
Net income	$18,513	$10,912	$27,640	$18,009	$17,925
Earnings per share:
Basic	$0.42	$0.25	$0.63	$0.41	$0.41
Diluted	$0.42	$0.25	$0.62	$0.41	$0.41

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2014		Q3 - 2014		Q2 - 2014		Q1 - 2014		Q4 - 2013

ASSETS:
Short-term interest bearing accounts	$5,895	0.51%	$4,791	0.54%	$3,915	0.76%	$2,733	1.02%	$4,798	0.81%
Securities available for sale (1)(2)	1,018,505	2.00%	1,263,375	2.01%	1,376,314	2.05%	1,381,744	2.11%	1,383,273	2.05%
Securities held to maturity (1)	458,038	2.45%	234,403	2.84%	121,042	3.43%	116,613	3.52%	117,574	3.47%
Investment in FRB and FHLB Banks	31,274	6.01%	39,459	5.06%	42,965	4.63%	43,596	4.94%	41,115	4.92%
Loans (3)	5,603,268	4.37%	5,563,206	4.38%	5,517,315	4.42%	5,425,938	4.50%	5,369,474	4.54%
Total interest earning assets	$7,116,980	3.92%	$7,105,234	3.91%	$7,061,551	3.94%	$6,970,624	4.01%	$6,916,234	4.02%
Other assets	709,955		697,814		680,059		679,246		680,435
Total assets	$7,826,935		$7,803,048		$7,741,610		$7,649,870		$7,596,669

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,524,881	0.20%	$1,452,287	0.19%	$1,441,284	0.15%	$1,411,444	0.15%	$1,419,458	0.15%
NOW deposit accounts	978,527	0.05%	927,026	0.05%	960,698	0.06%	932,528	0.05%	925,544	0.13%
Savings deposits	1,017,300	0.08%	1,025,795	0.07%	1,040,528	0.07%	1,000,029	0.07%	973,650	0.08%
Time deposits	1,058,615	1.03%	1,032,370	0.96%	971,595	0.88%	999,579	0.99%	1,042,710	1.07%
Total interest bearing deposits	$4,579,323	0.33%	$4,437,478	0.31%	$4,414,105	0.27%	$4,343,580	0.31%	$4,361,362	0.35%
Short-term borrowings	299,981	0.19%	447,761	0.23%	383,480	0.22%	398,951	0.24%	338,476	0.20%
Junior subordinated debentures	101,196	2.13%	101,196	2.13%	101,196	2.13%	101,196	2.16%	101,196	2.14%
Long-term debt	131,000	2.56%	170,223	2.49%	290,791	2.95%	308,760	3.29%	308,969	3.29%
Total interest bearing liabilities	$5,111,500	0.42%	$5,156,658	0.41%	$5,189,572	0.45%	$5,152,487	0.52%	$5,110,003	0.55%
Demand deposits	1,759,482		1,708,632		1,620,488		1,589,865		1,595,145
Other liabilities	87,319		82,594		86,843		78,930		84,730
Stockholders' equity	868,634		855,164		844,707		828,588		806,791
Total liabilities and stockholders' equity	$7,826,935		$7,803,048		$7,741,610		$7,649,870		$7,596,669

Interest rate spread		3.50%		3.50%		3.49%		3.49%		3.47%
Net interest margin		3.61%		3.61%		3.60%		3.63%		3.61%

(1) Securities are shown at average amortized cost
(2) Excluding unrealized gains or losses
(3) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months ended December 31,	2014			2013
ASSETS:
Short-term interest bearing accounts	$4,344	$28	0.65%	$30,522	$116	0.38%
Securities available for sale (1)(2)	1,258,999	25,760	2.05%	1,349,887	27,357	2.03%
Securities held to maturity (1)	233,465	6,558	2.81%	88,193	3,692	4.19%
Investment in FRB and FHLB Banks	39,290	2,005	5.10%	37,998	1,771	4.66%
Loans and leases (3)	5,528,015	244,162	4.42%	5,106,607	239,572	4.69%
Total interest earning assets	$7,064,113	$278,513	3.94%	$6,613,207	$272,508	4.12%
Other assets	691,934			653,432
Total assets	$7,756,047			$7,266,639

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,457,770	2,532	0.17%	$1,343,801	$2,004	0.15%
NOW deposit accounts	949,759	509	0.05%	882,629	1,468	0.17%
Savings deposits	1,020,974	760	0.07%	929,226	789	0.08%
Time deposits	1,015,748	9,837	0.97%	1,069,228	12,029	1.14%
Total interest bearing deposits	$4,444,251	$13,638	0.31%	$4,224,884	$16,290	0.39%
Short-term borrowings	382,451	845	0.22%	280,848	515	0.18%
Trust preferred debentures	101,196	2,165	2.14%	96,536	2,084	2.17%
Long-term debt	224,556	6,555	2.92%	338,697	11,755	3.47%
Total interest bearing liabilities	$5,152,454	$23,203	0.45%	$4,940,965	$30,644	0.62%
Demand deposits	1,670,188			1,484,193
Other liabilities	83,940			78,455
Stockholders' equity	849,465			763,026
Total liabilities and stockholders' equity	$7,756,047			$7,266,639
Net interest income (FTE)		255,310			241,864
Interest rate spread			3.49%			3.50%
Net interest margin			3.61%			3.66%
Taxable equivalent adjustment		3,432			3,785
Net interest income		$251,878			$238,079

(1) Securities are shown at average amortized cost
(2) Excluding unrealized gains or losses
(3) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2014				2013
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Residential real estate mortgages	$1,115,589	$1,100,139	$1,073,207	$1,056,793	$1,041,637
Commercial	839,770	862,098	895,128	878,152	859,026
Commercial real estate mortgages	1,442,989	1,411,689	1,378,065	1,347,940	1,328,313
Real estate construction and development	83,750	75,874	94,019	99,295	93,247
Agricultural and agricultural real estate mortgages	107,195	108,246	109,035	110,815	112,035
Consumer	1,436,382	1,447,918	1,435,643	1,387,221	1,352,638
Home equity	569,596	581,127	589,391	601,809	619,899
Total loans	$5,595,271	$5,587,091	$5,574,488	$5,482,025	$5,406,795